                                 AMENDMENT NO. 8
                                       TO
                            MASTER DISTRIBUTION PLAN

     The Master Distribution Plan (the "Plan"), dated as of July 16, 2001, pursuant to Rule 12b-1, of AIM Variable Insurance Funds, a Delaware statutory trust, is hereby amended as follows:

     WHEREAS, the parties desire to amend the Agreement to add AIM V.I. Diversified Dividend Fund, AIM V.I. Global Equity Fund and AIM V.I. International Core Equity Fund; and to remove AIM V.I. Aggressive Growth Fund, AIM V.I. Core Stock Fund, AIM V.I. Growth Fund and AIM V.I. Premier Equity Fund;

NOW THEREFORE, Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                          AIM VARIABLE INSURANCE FUNDS

                               (SERIES II SHARES)

                               (DISTRIBUTION FEE)

          The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio.

                                          DISTRIBUTION
               PORTFOLIO:                     FEE:
               ----------                 ------------
AIM V.I. Basic Balanced Fund                 0.25%
AIM V.I. Basic Value Fund                    0.25%
AIM V.I. Blue Chip Fund                      0.25%
AIM V.I. Capital Appreciation Fund           0.25%
AIM V.I. Capital Development Fund            0.25%
AIM V.I. Core Equity Fund                    0.25%
AIM V.I. Demographic Trends Fund             0.25%
AIM V.I. Diversified Dividend Fund           0.25%
AIM V.I. Diversified Income Fund             0.25%
AIM V.I. Dynamics Fund                       0.25%
AIM V.I. Financial Services Fund             0.25%
AIM V.I. Global Equity Fund                  0.25%
AIM V.I. Global Health Care Fund             0.25%
AIM V.I. Government Securities Fund          0.25%
AIM V.I. High Yield Fund                     0.25%
AIM V.I. International Core Equity Fund      0.25%
AIM V.I. International Growth Fund           0.25%
AIM V.I. Large Cap Growth Fund               0.25%
AIM V.I. Leisure Fund                        0.25%
AIM V.I. Mid Cap Core Equity Fund            0.25%
AIM V.I. Money Market Fund                   0.25%

AIM V.I. Real Estate Fund                    0.25%
AIM V.I. Small Cap Equity Fund               0.25%
AIM V.I. Small Company Growth Fund           0.25%
AIM V.I. Technology Fund                     0.25%
AIM V.I. Utilities Fund                      0.25%"

     All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: May 1, 2006

                                        AIM VARIABLE INSURANCE FUNDS
                                        (on behalf of its Series II Shares)


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
        Assistant Secretary                 President


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